Exhibit 99.1

Investors May Contact: Stacey Yonkus Director, Investor Relations
(212) 885-2512
investor@asburyauto.com

Reporters May Contact:
Kevin Brown
RF|Binder Partners
(212) 994-7537
Kevin.Brown@RFBinder.com

Asbury Automotive Group Reports Record Third Quarter Financial Results

Income from Continuing Operations Increases 7%; Up 14% Adjusted for Non-Operating Items

SG&A as a Percent of Gross Profit Improves 130 Basis Points

New York, NY, October 26, 2006 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the third quarter and nine months ended September 30, 2006.

Income from continuing operations for the third quarter increased 7% to $18.2 million, or $0.54 per diluted share, from $17.1 million, or $0.52 per diluted share, in last year’s third quarter.  Results for this year’s third quarter include non-operating items related to a secondary offering and a bond buy back program which reduced earnings by $0.03 per diluted share.  This year’s third quarter also includes a stock-based compensation charge of approximately $0.02 per diluted share.  Last year’s third quarter included a restructuring charge of $0.01 per diluted share.  Excluding these items, third quarter income from continuing operations rose 14% to $19.9 million, or $0.59 per diluted share.  Net income for the 2006 quarter was $17.2 million, or $0.51 per diluted share, compared to $15.0 million, or $0.45 per diluted share, in last year’s quarter.

For the first nine months of 2006, income from continuing operations was $51.2 million, or $1.51 per diluted share, up 17% from $43.9 million, or $1.34 per diluted share, in the corresponding period last year.  Results for the 2006 period include certain non-operating items that totaled $2.1 million, or $0.06 per diluted share.  Results for the first nine months of 2005 included after-tax costs of approximately $2.6 million, or $0.08 per diluted share, related to the Company’s regional restructuring.  Excluding these items from the 2006 and 2005 results, income from continuing operations for the first nine months of 2006 was up 14% to $53.3 million, or $1.57 per diluted share.  For the first nine months of 2006, net income was $48.7 million, or $1.44 per diluted share, compared to $40.6 million, or $1.24 per diluted share, in the prior year period.

Additional financial highlights for the third quarter of 2006, as compared to last year’s third quarter, included:

•                  Total revenue for the quarter was approximately $1.5 billion, a 4% increase.  Total gross profit was $229.8 million, up 6%.

•                  Same-store retail revenue and gross profit (excluding fleet and wholesale businesses) rose 3% and 5%, respectively.

•                  New vehicle retail revenue increased 1% (flat same-store), and unit sales declined 3% (down 4% same-store).  New vehicle retail gross profit rose 4% (3% same-store).

•                  Used vehicle retail revenue (total and same-store) increased 12%, and unit sales (total and same-store) were up 5%.  Used vehicle retail gross profit (total and same-store) increased 11%.

•                  Parts, service and collision repair (fixed operations) revenue increased 4% (3% same-store), and gross profit increased 5% (total and same-store).

•                  Net finance and insurance (F&I) revenue was up 3% (2% same-store), and dealership-generated F&I revenue rose 6% (5% same-store).  Dealership-generated F&I per vehicle retailed (PVR) increased 6% to $905 (total and same-store).

•                  Selling, general and administrative (SG&A) expenses as a percentage of gross profit were 76.2% for the quarter, a 130 basis point improvement compared with 77.5% a year ago.  On an adjusted basis, SG&A expenses were 75.4% of gross profit for the quarter, a 180 basis point improvement, excluding non-operating items and a stock based compensation charge, compared to 77.2% a year ago.

President and CEO Kenneth B. Gilman said, “Asbury’s earnings for the third quarter, adjusted for non-operating items, were the highest in the Company’s history.  We are also pleased that these earnings are at the high-end of our recently released preliminary third quarter results.  Our strong earnings are all the more impressive when you consider the difficult year-to-year comparisons for new car sales – due to employee pricing promotions a year ago – and the strong headwind we’ve encountered due to increased interest rates.  Our excellent performance reflects well on Asbury’s favorable brand mix, the continued steady growth of our higher-margin used vehicle and service businesses, and our ongoing cost-reduction efforts.”

Mr. Gilman continued, “Our strong operational performance, specifically in used vehicles and fixed operations, over the last two years is the direct result of strategic programs we have implemented to accelerate our growth.  In addition, the regionalization of our field operations put us in an ideal position to capitalize on our operating initiatives.  Simply said, we believe we have one of the best operating models in the industry – where local management is responsible for customer facing activities but common systems, processes and procedures will be applied for our infrastructure and back office.”

J. Gordon Smith, Senior Vice President and CFO, said, “The third quarter was Asbury’s eighth in a row of adjusted SG&A expense leverage improvement.  That ratio improved another 180 basis points in the third quarter versus the prior year quarter, and we still see additional opportunity to continue to leverage our expense structure in 2007 and beyond.  Other highlights of the quarter included the Board’s decisions to institute a quarterly dividend of $0.20 per common share which represents a payout of 40% of net income which is a three-plus percent yield, the highest in the industry.  We also initiated a $40 million bond buy back program of which $15 million has been repurchased to date.”

Commenting on earnings for 2006, the Company noted that it remains comfortable with its recently increased guidance range of $1.85 to $1.90 for diluted earnings per share from continuing operations, which includes an expected $0.10 per share due to the impact of expensing of stock-based compensation.

Asbury will host a conference call to discuss its third quarter results this morning at 10:00 a.m. Eastern Time.  The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com.  In addition, a live audio of the call will be accessible to the public by calling 800-289-0730 (domestic), or 913-981-5509 (international); no access code is necessary.  Callers should dial in approximately 5 to 10 minutes before the call begins.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 87 retail auto stores, encompassing 120 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward- looking statements include statements relating to goals, plans, projections and guidance regarding the Company’s financial position, results of operations, market position, potential future acquisitions and business strategy. These statements are based on management’s current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company’s relationships with vehicle manufacturers and other suppliers, risks associated with the Company’s indebtedness, risks related to potential future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful or that the Company will be able to continue paying dividends in the future at the current rate or at all. These and other risk factors are discussed in the Company’s annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

[Tables Follow]

Asbury Automotive Group, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2006	2005	2006	2005
REVENUES:
New vehicle	$913,194	$891,491	$2,652,347	$2,535,068
Used vehicle	394,402	360,029	1,137,069	1,028,901
Parts, service and collision repair	171,652	165,126	513,576	474,798
Finance and insurance, net	41,198	40,133	120,042	114,687
Total revenues	1,520,446	1,456,779	4,423,034	4,153,454

COST OF SALES:
New vehicle	848,979	830,005	2,466,609	2,360,850
Used vehicle	357,864	327,670	1,032,966	937,903
Parts, service and collision repair	83,843	81,780	253,587	233,421
Total cost of sales	1,290,686	1,239,455	3,753,162	3,532,174

GROSS PROFIT	229,760	217,324	669,872	621,280

OPERATING EXPENSES:
Selling, general and administrative	174,996	168,395	512,360	486,947
Depreciation and amortization	5,076	4,930	15,164	14,390
Income from operations	49,688	43,999	142,348	119,943

OTHER INCOME (EXPENSE):
Floor plan interest expense	(10,311)	(6,533)	(30,712)	(20,521)
Other interest expense	(11,225)	(10,314)	(33,268)	(30,183)
Interest income	1,523	163	3,271	598
Loss on extinguishment of long-term debt, net	(914)	—	(914)	—
Other income, net	400	14	1,225	455
Total other expense, net	(20,527)	(16,670)	(60,398)	(49,651)
Income before income taxes	29,161	27,329	81,950	70,292

INCOME TAX EXPENSE	10,935	10,248	30,731	26,359
INCOME FROM CONTINUING OPERATIONS	18,226	17,081	51,219	43,933

DISCONTINUED OPERATIONS, net of tax	(1,047)	(2,128)	(2,483)	(3,354)
NET INCOME	$17,179	$14,953	$48,736	$40,579

BASIC EARNINGS PER COMMON SHARE:
Continuing operations	$0.55	$0.52	$1.55	$1.35
Discontinued operations	(0.03)	(0.06)	(0.08)	(0.11)
Net income	$0.52	$0.46	$1.47	$1.24

DILUTED EARNINGS PER COMMON SHARE:
Continuing operations	$0.54	$0.52	$1.51	$1.34
Discontinued operations	(0.03)	(0.07)	(0.07)	(0.10)
Net income	$0.51	$0.45	$1.44	$1.24

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:

Basic	33,258	32,737	33,087	32,644

Diluted	33,841	33,032	33,853	32,847

Asbury Automotive Group, Inc.

Selected Data

(Dollars in thousands, except per vehicle data)

(Unaudited)

	As Reported for the Three Months Ended September 30,				Same Store for the Three Months Ended September 30,
	2006		2005		2006		2005

RETAIL VEHICLES SOLD:
New retail units	28,294	62.2%	29,096	63.9%	28,007	62.0%	29,096	63.9%
Used retail units	17,205	37.8%	16,428	36.1%	17,200	38.0%	16,428	36.1%
Total retail units	45,499	100.0%	45,524	100.0%	45,207	100.0%	45,524	100.0%

REVENUE:
New retail	$874,184	57.5%	$861,640	59.2%	$865,645	57.3%	$861,640	59.2%
Used retail	304,186	20.0%	272,505	18.7%	304,131	20.1%	272,505	18.7%
Parts, service and collision repair	171,652	11.3%	165,126	11.3%	170,773	11.3%	165,126	11.3%
Finance and insurance, net	41,198	2.7%	40,133	2.8%	40,921	2.7%	40,133	2.8%
Total retail revenue	1,391,220		1,339,404		1,381,470		1,339,404

Fleet	39,010	2.6%	29,851	2.0%	38,893	2.6%	29,851	2.0%
Wholesale	90,216	5.9%	87,524	6.0%	90,188	6.0%	87,524	6.0%
Total revenue	$1,520,446	100.0%	$1,456,779	100.0%	$1,510,551	100.0%	$1,456,779	100.0%

GROSS PROFIT:
New retail	$63,207	27.5%	$60,776	28.0%	$62,717	27.5%	$60,776	28.0%
Used retail	36,728	16.0%	33,204	15.3%	36,719	16.1%	33,204	15.3%
Parts, service and collision repair	87,809	38.2%	83,346	38.3%	87,344	38.2%	83,346	38.3%
Finance and insurance, net	41,198	17.9%	40,133	18.5%	40,921	17.9%	40,133	18.5%
Total retail gross profit	228,942		217,459		227,701		217,459

Fleet	1,008	0.5%	710	0.3%	1,003	0.4%	710	0.3%
Wholesale	(190)	(0.1)%	(845)	(0.4)%	(196)	(0.1)%	(845)	(0.4)%
Total gross profit	$229,760	100.0%	$217,324	100.0%	$228,508	100.0%	$217,324	100.0%

Adjusted SG&A expenses	$173,188		$167,804		$172,567		$167,804

Adjusted SG&A expenses as a percentage of gross profit	75.4%		77.2%		75.5%		77.2%

REVENUE PER VEHICLE RETAILED:
New retail	$30,896		$29,614		$30,908		$29,614
Used retail	17,680		16,588		17,682		16,588

GROSS PROFIT PER VEHICLE RETAILED:
New retail	$2,234		$2,089		$2,239		$2,089
Used retail	2,135		2,021		2,135		2,021
Finance and insurance, net	905		882		905		882
Dealership generated finance and insurance, net	905		856		905		856

GROSS PROFIT MARGIN:
New retail	7.2%		7.1%		7.2%		7.1%
Used retail	12.1%		12.2%		12.2%		12.2%
Parts, service and collision repair	51.2%		50.5%		51.1%		50.5%

Asbury Automotive Group, Inc.

Selected Data

(Dollars in thousands, except per vehicle data)

(Unaudited)

	As Reported for the Nine Months Ended September 30,				Same Store for the Nine Months Ended September 30,
	2006		2005		2006		2005

RETAIL VEHICLES SOLD:
New retail units	81,181	62.3%	80,030	63.3%	79,918	62.1%	80,030	63.3%
Used retail units	49,109	37.7%	46,354	36.7%	48,875	37.9%	46,354	36.7%
Total retail units	130,290	100.0%	126,384	100.0%	128,793	100.0%	126,384	100.0%

REVENUE:
New retail	$2,532,233	57.3%	$2,425,156	58.4%	$2,496,618	57.1%	$2,425,156	58.4%
Used retail	869,600	19.7%	776,330	18.7%	866,022	19.8%	776,330	18.7%
Parts, service and collision repair	513,576	11.6%	474,798	11.4%	509,339	11.6%	474,798	11.4%
Finance and insurance, net	120,042	2.7%	114,687	2.8%	118,706	2.7%	114,687	2.8%
Total retail revenue	4,035,451		3,790,971		3,990,685		3,790,971

Fleet	120,114	2.7%	109,912	2.6%	119,178	2.7%	109,912	2.6%
Wholesale	267,469	6.0%	252,571	6.1%	266,561	6.1%	252,571	6.1%
Total revenue	$4,423,034	100.0%	$4,153,454	100.0%	$4,376,424	100.0%	$4,153,454	100.0%

GROSS PROFIT:
New retail	$182,648	27.3%	$172,120	27.7%	$180,321	27.2%	$172,120	27.7%
Used retail	105,143	15.7%	90,633	14.6%	104,641	15.8%	90,633	14.6%
Parts, service and collision repair	259,989	38.8%	241,377	38.9%	257,800	38.9%	241,377	38.9%
Finance and insurance, net	120,042	17.9%	114,687	18.4%	118,706	17.9%	114,687	18.4%
Total retail gross profit	667,822		618,817		661,468		618,817

Fleet	3,090	0.5%	2,098	0.3%	3,072	0.4%	2,098	0.3%
Wholesale	(1,040)	(0.2)%	365	0.1%	(1,079)	(0.2)%	365	0.1%
Total gross profit	$669,872	100.0%	$621,280	100.0%	$663,461	100.0%	$621,280	100.0%

Adjusted gross profit	$666,472		$621,280		$660,061		$621,280

Adjusted SG&A expenses	$506,598		$482,790		$503,142		$482,790

Adjusted SG&A expenses as a percentage of adjusted gross profit	76.0%		77.7%		76.2%		77.7%

REVENUE PER VEHICLE RETAILED:
New retail	$31,192		$30,303		$31,240		$30,303
Used retail	17,708		16,748		17,719		16,748

GROSS PROFIT PER VEHICLE RETAILED:
New retail	$2,250		$2,151		$2,256		$2,151
Used retail	2,141		1,955		2,141		1,955
Finance and insurance, net	921		907		922		907
Dealership generated finance and insurance, net	882		878		882		878

GROSS PROFIT MARGIN:
New retail	7.2%		7.1%		7.2%		7.1%
Used retail	12.1%		11.7%		12.1%		11.7%
Parts, service and collision repair	50.6%		50.8%		50.6%		50.8%

Asbury Automotive Group, Inc.

Selected Data

(In thousands)

(Unaudited)

	As of	As of
	September 30, 2006	December 31, 2005

BALANCE SHEET HIGHLIGHTS:
Cash and cash equivalents	$133,475	$57,194
Inventories	715,458	709,791
Total current assets	1,188,168	1,185,180
Floor plan notes payable	613,374	614,382
Total current liabilities	798,003	838,226

CAPITALIZATION:
Long-term debt (including current portion)	$482,546	$496,949
Stockholders’ equity	602,316	547,766
Total	$1,084,862	$1,044,715

ASBURY AUTOMOTIVE GROUP, INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(In thousands, except vehicle and per vehicle data)

(Unaudited)

The Company evaluates F&I gross profit performance on a per vehicle retailed (“PVR”) basis by dividing total F&I gross profit by the number of retail vehicles sold.  During 2003, the Company renegotiated a contract with a third party finance and insurance product provider, which resulted in the recognition of income in 2006 and 2005 that was not attributable to retail vehicles sold during 2006 and 2005 (referred to as “corporate generated F&I gross profit”).  During the second quarter of 2006, the Company decided to sell its remaining interest in the pool of extended service contracts which had been the source of its corporate generated F&I gross profit, which resulted in the recognition of a $3.4 million gain on the sale (“corporate generated F&I gain”).  The Company believes that dealership generated F&I PVR, which excludes the additional amounts derived from contracts negotiated by the corporate office, provides a more accurate measure of the Company’s finance and insurance operating performance.  The following table reconciles F&I gross profit to dealership generated F&I gross profit, and provides the necessary components to calculate dealership generated F&I gross profit PVR.

	As Reported for the Three Months Ended September 30,		Same Store for the Three Months Ended September 30,
	2006	2005	2006	2005
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO DEALERSHIP GENERATED FINANCE AND INSURANCE GROSS PROFIT:
F&I gross profit	$41,198	$40,133	$40,921	$40,133
Less: corporate generated F&I gross profit	—	(1,184)	—	(1,184)
Dealership generated F&I gross profit	$41,198	$38,949	$40,921	$38,949

RETAIL VEHICLES SOLD:
New retail units	28,294	29,096	28,007	29,096
Used retail units	17,205	16,428	17,200	16,428
Total retail units	45,499	45,524	45,207	45,524
F&I gross profit PVR	$905	$882	$905	$882
Dealership generated F&I gross profit PVR	$905	$856	$905	$856

	As Reported for the Nine Months Ended September 30,		Same Store for the Nine Months Ended September 30,
	2006	2005	2006	2005
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO DEALERSHIP GENERATED FINANCE AND INSURANCE GROSS PROFIT:
F&I gross profit	$120,042	$114,687	$118,706	$114,687
Less: corporate generated F&I gross profit	(1,685)	(3,754)	(1,685)	(3,754)
Less: corporate generated F&I gain	(3,400)	—	(3,400)	—
Dealership generated F&I gross profit	$114,957	$110,933	$113,621	$110,933

RETAIL VEHICLES SOLD:
New retail units	81,181	80,030	79,918	80,030
Used retail units	49,109	46,354	48,875	46,354
Total retail units	130,290	126,384	128,793	126,384
F&I gross profit PVR	$921	$907	$922	$907
Dealership generated F&I gross profit PVR	$882	$878	$882	$878

The Company’s income from continuing operations was impacted by (i) the adoption of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), (ii) its decision to issue restricted stock units instead of stock options, (iii) the sale of its remaining interest in a pool of extended service contracts, (iv) expenses related to a secondary stock offering, (v) its decision to abandon certain strategic projects and (vi) expenses related to the extinguishment of long-term debt during the nine months ended September 30, 2006; and expenses related to our regional reorganization during the three and nine months ended September 30, 2005.  Effective January 1, 2006, The Company has adopted SFAS 123R under the modified prospective transition method and therefore has recorded stock compensation expense under the fair value method for the three and nine months ended September 30, 2006. Prior to January 1, 2006, stock compensation expense was recorded under the intrinsic value method.  We believe that a more accurate comparison of income from continuing operations can be made by adjusting for these items.

	As Reported for the Three Months Ended September 30,		Increase (Decrease)	% Change
	2006	2005
RECONCILIATION OF ADJUSTED SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT
SG&A expenses	$174,996	$168,395	$6,601	4%
Reorganization expenses	—	(591)
Secondary stock offering expenses	(846)	—
Stock compensation expense	(962)	—
Adjusted SG&A expenses	$173,188	$167,804	$5,384	3%

Gross profit	$229,760	$217,324	$12,436	6%
Adjusted SG&A expenses as a percentage of gross profit	75.4%	77.2%

	Same Store for the Three Months Ended September 30,		Increase (Decrease)	% Change
	2006	2005
RECONCILIATION OF ADJUSTED SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT
SG&A expenses	$174,375	$168,395	$5,980	4%
Reorganization expenses	—	(591)
Secondary stock offering expenses	(846)	—
Stock compensation expense	(962)	—
Adjusted SG&A expenses	$172,567	$167,804	$4,763	3%

Gross profit	$228,508	$217,324	$11,184	5%
Adjusted SG&A expenses as a percentage of gross profit	75.5%	77.2%

	As Reported for the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2006	2005
RECONCILIATION OF ADJUSTED SG&A EXPENSES AS A PERCENTAGE OF ADJUSTED GROSS PROFIT
SG&A expenses	$512,360	$486,947	$25,413	5%
Reorganization expenses	—	(4,157)
Abandoned strategic project expenses	(1,658)	—
Secondary stock offering expenses	(846)	—
Stock compensation expense	(3,258)	—
Adjusted SG&A expenses	$506,598	$482,790	$23,808	5%

Gross profit	$669,872	$621,280	$48,592	8%
Corporate generated F&I gain	(3,400)	—
Adjusted gross profit	$666,472	$621,280	$45,192	7%
Adjusted SG&A expenses as a percentage of adjusted gross profit	76.0%	77.7%

	Same Store for the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2006	2005
RECONCILIATION OF ADJUSTED SG&A EXPENSES AS A PERCENTAGE OF ADJUSTED GROSS PROFIT
SG&A expenses	$508,904	$486,947	$21,957	5%
Reorganization expenses	—	(4,157)
Abandoned strategic project expenses	(1,658)	—
Secondary stock offering expenses	(846)	—
Stock compensation expense	(3,258)	—
Adjusted SG&A expenses	$503,142	$482,790	$20,352	4%

Gross profit	$663,461	$621,280	$42,181	7%
Corporate generated F&I gain	(3,400)	—
Adjusted gross profit	$660,061	$621,280	$38,781	6%
Adjusted SG&A expenses as a percentage of adjusted gross profit	76.2%	77.7%

	As Reported for the Three Months Ended September 30,		Increase (Decrease)	% Change
	2006	2005
RECONCILILATION OF ADJUSTED INCOME FROM CONTINUING OPERATIONS
Net income	$17,179	$14,953	$2,226	15%
Discontinued operations, net of tax	1,047	2,128
Income from continuing operations	18,226	17,081	1,145	7%

Reorganization expenses, net of tax	—	369
Loss on extinguishment of long-term debt, net of tax	571	—
Secondary stock offering expenses, net of tax	529	—
Stock compensation expense, net of tax	601	—
Adjusted income from continuing operations	$19,927	$17,450	$2,477	14%

Net income	$0.51	$0.45	$0.06	13%
Discontinued operations, net of tax	0.03	0.07
Income from continuing operations	0.54	0.52	0.02	4%

Reorganization expenses, net of tax	—	0.01
Loss on extinguishment of long-term debt, net of tax	0.02	—
Secondary stock offering expenses, net of tax	0.01	—
Stock compensation expense, net of tax	0.02	—
Adjusted income from continuing operations	$0.59	$0.53	$0.06	11%

Weighted average common shares outstanding (diluted):	33,841	33,032

	As Reported for the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2006	2005
RECONCILILATION OF ADJUSTED INCOME FROM CONTINUING OPERATIONS
Net income	$48,736	$40,579	$8,157	20%
Discontinued operations, net of tax	2,483	3,354
Income from continuing operations	51,219	43,933	7,286	17%

Reorganization expenses, net of tax	—	2,598
Loss on extinguishment of long-term debt, net of tax	571	—
Corporate generated F&I gain, net of tax	(2,125)	—
Secondary stock offering expenses, net of tax	529	—
Abandoned strategic project expenses, net of tax	1,036	—
Stock compensation expense, net of tax	2,036	—
Adjusted income from continuing operations	$53,266	$46,531	$6,735	14%

Net income	$1.44	$1.24	$0.20	16%
Discontinued operations, net of tax	0.07	0.10
Income from continuing operations	1.51	1.34	0.17	13%

Reorganization expenses, net of tax	—	0.08
Loss on extinguishment of long-term debt, net of tax	0.02	—
Corporate generated F&I gain, net of tax	(0.06)	—
Secondary stock offering expenses, net of tax	0.01	—
Abandoned strategic project expenses, net of tax	0.03	—
Stock compensation expense, net of tax	0.06	—
Adjusted income from continuing operations	$1.57	$1.42	$0.15	11%

Weighted average common shares outstanding (diluted):	33,853	32,847